UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)   (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2006, the board of directors (the “Board”) of UTStarcom, Inc., a Delaware corporation (the “Company”), appointed Francis P. Barton, Executive Vice President and Chief Financial Officer of the Company, to serve as a Class III member of the Board, effective immediately. Mr. Barton will also continue to serve as the Company’s Executive Vice President and Chief Financial Officer.

As previously described in Amendment No. 1 to the Company’s definitive proxy statement as filed with the SEC on June 21, 2006 (the “Proxy Statement”), Mr. Barton may be entitled to certain severance benefits pursuant to the Change of Control/Involuntary Termination Severance Agreement dated September 6, 2005, as amended by the Board on June 20, 2006. As previously described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2006, Mr. Barton’s compensation for the year 2006 as the Company’s Executive Vice President and Chief Financial Officer includes approximately $500,000 in cash payment and an option to purchase approximately 92,000 shares of the Company’s common stock. An award of 46,000 shares of restricted stock for Mr. Barton previously approved by the Board expired unexercised. As previously described in the Company’s current report on Form 8-K filed with the SEC on September 12, 2005, in September 2005 the Company and Mr. Barton entered into (1) a restricted stock agreement, pursuant to which Mr. Barton purchased 100,000 shares of the Company’s common stock, (2) a standard indemnification agreement, and (3) a Change of Control/Involuntary Termination Severance Agreement. As previously described in the Company’s current report on Form 8-K filed with the SEC on August 4, 2005, in July 2005 the Company and Mr. Barton entered into an agreement providing that Mr. Barton shall, upon commencement of employment with the Company, receive an annual salary of $500,000, a signing bonus of $250,000, an annual bonus for the 2005 calendar year of up to $250,000, an option to purchase 400,000 shares of common stock of the Company at fair market value on the date of grant and a share purchase right for the purchase of 100,000 shares of common stock of the Company at par value. Other than compensation for his services as the Company’s Executive Vice President and Chief Financial Officer and standard employment arrangements, Mr. Barton has not entered into any transaction or proposed transaction with the Company. For more information on Mr. Barton’s compensation and employment arrangements, please see the Company’s Proxy Statement and the Current Reports on Form 8-K as filed with the SEC on March 6, 2006, September 12, 2005 and August 4, 2005.

On October 31, 2006, the Company issued a press release entitled “UTStarcom CFO Fran Barton Joins Board of Directors.” A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

99.1   Press release entitled “UTStarcom CFO Fran Barton Joins Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 31, 2006	By:	/s/ HONG LIANG LU
	Name:	Hong Liang Lu
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom CFO Fran Barton Joins Board of Directors.”